SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              QUOTEMEDIA.COM, INC.
             (Exact name of Registrant as Specified in its Charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   91-2008633
                      (IRS Employer Identification Number)

                        14500 NORTHSIGHT BLVD., SUITE 329
                            SCOTTSDALE, ARIZONA 85260
               (Address of principal executive offices) (Zip Code)

         STOCK GRANTS PURSUANT TO RESOLUTIONS OF THE BOARD OF DIRECTORS
                            (Full Title of the Plan)

                                 R. KEITH GUELPA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        14500 NORTHSIGHT BLVD., SUITE 329
                            SCOTTSDALE, ARIZONA 85260
                                 (480) 905-7311
 (Name, Address, and Telephone Number, Including Area Code, of Agent of Service)

                         CALCULATION OF REGISTRATION FEE

                                           Proposed maximum     Proposed maximum
Title of securities      Amount to be       offering price     aggregate offering         Amount of
  to be registered        registered         per share (1)            price           registration fee
  ----------------        ----------         -------------            -----           ----------------
Common Stock,
par value $.001        1,500,000 shares          $0.09              $135,000               $12.42

(1) Calculated solely for the purposes of this offering under Rules 457(c) and 457(h) on the Securities Act of 1933, as amended, using the average of the bid and asked prices of the Common Stock of Quotemedia.com, Inc. as reported on the NASD Over-the-Counter Bulletin Board on October 3, 2002.

(2) The Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Quotemedia.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2001;

     (b) The Registrant's quarterly report on Form 10-QSB for the quarterly period ended March 31, 2002 filed with the Commission on May 10, 2002;

     (c) The Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2002 filed with the Commission on August 13, 2002.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Registrant files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnity had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

5.1     Opinion of Greenberg Traurig, LLP

23.1    Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

23.2    Consent of Allan G. Hutchison, CPA, independent auditors

24.1 Power of Attorney (included in the Signature section of this Registration Statement)

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933,each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on October 4, 2002.

                                   Quotemedia.com, Inc.

                                   By: /s/ R. Keith Guelpa
                                       -----------------------------------------
                                       R. Keith Guelpa
                                       Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Keith Guelpa and Keith J. Randall his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                        Title                        Date
       ---------                        -----                        ----

/s/ R. Keith Guelpa           President, Chief Executive        October 4, 2002
--------------------------    Officer, and Director
R. Keith Guelpa               (Principal Executive Officer)


/s/ Keith J. Randall          Chief Financial Officer and       October 4, 2002
--------------------------    Secretary (Principal Financial
Keith J. Randall              and Accounting Officer)


/s/ Robert J. Thompson        Chairman of the Board             October 4, 2002
--------------------------
Robert J. Thompson

/s/ Ian D. Lambert            Director                          October 4, 2002
--------------------------
Ian D. Lambert

                                  EXHIBIT INDEX

EXHIBIT NUMBER                           DESCRIPTION
--------------                           -----------

     5.1           Opinion of Greenberg Traurig, LLP

    23.1           Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

    23.2           Consent of Allan G. Hutchison, CPA, independent auditors

    24.1 Power of Attorney (included in the Signature section of this Registration Statement)